Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2022 Results

MIAMI, FL (November 8, 2022) - The Hackett Group, Inc. (NASDAQ: HCKT), a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class™ performance, today announced its financial results for the third quarter, which ended on September 30, 2022.

Financial Highlights

•

Total revenue in the third quarter of 2022 was $72.0 million and revenue before reimbursements was $71.0 million, which was in line with our guidance. This compares to total revenue of $71.9 million and revenue before reimbursements of $71.4 in the third quarter of the prior year.

•	GAAP diluted earnings per share was $0.32 in the third quarter of 2022, as compared to $0.25 in the third quarter of 2021.

•

Adjusted diluted earnings per share, a non-GAAP measure, was $0.37, exceeding the high end of our guidance as compared to $0.31 in the third quarter of 2021, an increase of 19% using a GAAP effective tax rate in both periods. Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

•

Subsequent to the end of the third quarter, the Company’s Board of Directors approved an additional $120.0 million to its share repurchase plan from the remaining $10.6 million. The Company also announced its plan to launch a modified “Dutch auction” tender offer tomorrow to purchase up to $120.0 million in value of its common stock, at a price ranging from $20.50 to $23.50.

•

The Company also amended and restated its credit facility to extend the maturity date and increase the borrowing capacity to $100 million. As of September 30, 2022, the Company’s cash balances were $67 million, with no outstanding balance of the credit facility.

•

Subsequent to the end of the third quarter, the Company’s Board of Directors also declared its fourth quarter dividend of $0.11 per share for its shareholders of record on December 23, 2022, to be paid on January 6, 2023.

•

Effective in the third quarter of 2022, the Company has reorganized its operating and internal reporting structure to better align with its primary market solutions. As a result of this reorganization, the Company will be reporting on three reportable segments: (1) Global Strategy and Business Transformation, (2) Oracle Solutions and (3) SAP Solutions. Segment related revenue and profit are provided in the accompanying tables.

“We reported strong financial results driven by the growth and contribution of our Global Strategy and Business Transformation group,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “Our results were achieved while we continued to increase our investments in the content development and sales resources for our expanding research advisory and market intelligence offerings.”

Business Outlook for the Fourth Quarter of 2022

Based on the Company’s current outlook:

•	The Company estimates total revenue before reimbursements for the fourth quarter of 2022 will be in the range of $66.0 million to $68.0 million.

•	The Company estimates adjusted diluted earnings per share for the fourth quarter of 2022 to be in the range of $0.33 and $0.35, assuming a GAAP effective tax rate of 28%.

Conference Call and Webcast Details

•

On Tuesday, November 8, 2022, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, Passcode: Third Quarter. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 8, 2022 and will run through 5:00 P.M. ET on Tuesday, November 22, 2022. To access the rebroadcast, please dial (888) 566-0478. For International callers, please dial (203) 369-3051.

•

In addition, The Hackett Group will also be webcasting this conference call live. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 8, 2022 and will run through 5:00 P.M. ET on Tuesday, November 22, 2022. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock based compensation expense, restructuring charges and reversals, amortization of intangible assets and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT) is a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class™ performance.

Drawing upon our unparalleled intellectual property from nearly 20,000 benchmark studies and our Hackett-Certified® best practices repository from the world’s leading businesses – including 97% of the Dow Jones Industrials, 94% of the Fortune 100, 70% of the DAX 30 and 51% of the FTSE 100 – captured through our leading benchmarking platform, Quantum Leap® and our Digital Transformation Platform, we accelerate digital transformations, including enterprise cloud implementations.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

The Hackett Group, quadrant logo, World Class Defined and Enabled, Quantum Leap, Digital World Class and Hackett Excelleration Matrix are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, macroeconomic conditions, the ability of The Hackett Group to effectively market its digital transformation and other consulting services, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of its services as well as other risks detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission (the “SEC”). The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein, except as may be required by law.

Additional Information Regarding the Tender Offer

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security. The tender offer described above has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this press release or at all. On the commencement date of the tender offer, the Company will file a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and other tender offer materials, with the SEC. The tender offer will only be made pursuant to the offer to purchase, the related letter of transmittal and the other tender offer materials filed as part of the Schedule TO. When available, shareholders should read carefully the offer to purchase, the related letter of transmittal and other tender offer materials because they will contain important information, including the terms and conditions of the tender offer. Once the tender offer commences, shareholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company will be filing with the SEC at the SEC’s website at www.sec.gov or from the Company’s information agent for the tender offer.

Page 4 of 8 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Revenue:
Revenue before reimbursements	$70,995	$71,400	$220,871	$207,807
Reimbursements	1,038	494	2,754	770

Total revenue	72,033	71,894	223,625	208,577

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,652, $4,801, $1,670 and $5,296 of non-cash stock based compensation expense in the quarters and nine months ended September 30, 2022 and October 1, 2021, respectively)	42,870	45,222	134,904	129,619
Reimbursable expenses	1,038	494	2,754	770

Total cost of service	43,908	45,716	137,658	130,389
Selling, general and administrative costs (includes $859, $3,027, $901 and $2,515 of non-cash stock based compensation expense in the quarters and nine months ended September 30, 2022 and October 1, 2021, respectively)	14,616	14,773	44,993	43,713
Restructuring charge reversal	(526)	—	(651)	—

Total costs and operating expenses	57,998	60,489	182,000	174,102

Operating income	14,035	11,405	41,625	34,475

Other expense, net:
Interest expense, net	(14)	(26)	(70)	(76)

Income from continuing operations before income taxes	14,021	11,379	41,555	34,399
Income tax expense	3,655	3,248	10,469	9,368

Income from continuing operations	10,366	8,131	31,086	25,031
Loss from discontinued operations (net of taxes)	—	—	—	(7)

Net income	$10,366	$8,131	$31,086	$25,024

Weighted average common shares outstanding:
Basic	31,686	29,814	31,596	30,038
Diluted	32,309	32,876	32,124	32,871

GAAP basic net income per common share:
Income per common share from continuing operations	$0.33	$0.27	$0.98	$0.83
Loss per common share from discontinued operations	—	—	—	(0.00)

GAAP basic net income per common share	$0.33	$0.27	$0.98	$0.83

GAAP diluted net income per common share:
Income per common share from continuing operations	$0.32	$0.25	$0.97	$0.76
Loss per common share from discontinued operations	—	—	—	(0.00)

GAAP diluted net income per common share	$0.32	$0.25	$0.97	$0.76

Page 5 of 8 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$67,045	$45,794
Accounts receivable and contract assets, net	52,105	50,616
Prepaid expenses and other current assets	3,237	5,766

Total current assets	122,387	102,176
Property and equipment, net	18,676	18,026
Other assets	263	620
Goodwill	82,468	85,070
Operating lease right-of-use assets	863	1,649

Total assets	$224,657	$207,541

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,686	$7,677
Accrued expenses and other liabilities	33,898	30,297
Contract liabilities (deferred revenue)	12,415	14,616
Operating lease liabilities	942	2,299

Total current liabilities	51,941	54,889
Long-term deferred tax liability, net	7,684	7,325
Operating lease liabilities	961	1,474

Total liabilities	60,586	63,688

Shareholders’ equity	164,071	143,853

Total liabilities and shareholders’ equity	$224,657	$207,541

Page 6 of 8 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SEGMENT INFORMATION

(in thousands)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Global S&BT (1):
Total revenue (4)	$41,593	$37,085	$128,760	$106,956
Segment profit (5)	14,030	11,847	45,939	34,517
Oracle Solutions (2):
Total revenue (4)	$17,682	$20,762	$59,165	$55,763
Segment profit (5)	3,313	5,417	12,147	12,062
SAP Solutions (3):
Total revenue (4)	$12,758	$14,047	$35,700	$45,858
Segment profit (5)	3,847	3,716	9,238	15,571
Total Company:

Total revenue (4)	$72,033	$71,894	$223,625	$208,577

Total segment profit	$21,190	$20,980	$67,324	$62,150
Items not allocated to segment level (5):
Corporate general and administrative expenses	4,332	5,916	15,899	16,528
Non-cash stock based compensation expense	2,511	2,571	7,828	7,811
Depreciation and amortization	838	1,088	2,623	3,336
Restructuring charge reversal	(526)	—	(651)	—
Interest expense, net	14	26	70	76

Income from continuing operations before taxes	$14,021	$11,379	$41,555	$34,399

(1)	Global S&BT includes the results of our strategic businesses consulting practices, including S&BT Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.
(2)	Oracle Solutions includes the results of our EPM/ERP and Digital AMS practices.
(3)	SAP Solutions includes the results of our SAP applications and related SAP service offerings.
(4)	Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.
(5)

Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. These administrative function costs include corporate general and administrative expenses, non-cash stock based compensation, depreciation and amortization expense, restructuring charges and reversals and interest expense. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
GAAP NET INCOME	$10,366	$8,131	$31,086	$25,024
Adjustments (1):
Non-cash stock based compensation expense (2)	2,507	2,552	7,816	7,433
Acquisition-related compensation expense (3)	—	—	—	11
Acquisition-related non-cash stock based compensation expense (3)	4	19	12	378
Restructuring charge reversal	(526)	—	(651)	—
Amortization of intangible assets (4)	—	259	154	783

ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	12,351	10,961	38,417	33,629
Tax effect of adjustments above (5)	511	709	1,875	2,150

ADJUSTED NET INCOME (1)	$11,840	$10,252	$36,542	$31,479

GAAP diluted net income per common share	$0.32	$0.25	$0.97	$0.76
Adjusted diluted net income per common share (1)	$0.37	$0.31	$1.14	$0.96
Weighted average common and common equivalent shares outstanding	32,309	32,876	32,124	32,871

(1)

The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock based compensation expense, restructuring charges and reversals, amortization of intangible assets and include a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2)

Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation, are widely used by investors.

(3)

The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(4)

The Company has incurred expense on amortization of intangible assets related to various acquisitions. The Company excludes the effect of the amortization of intangibles from our adjusted results in order to more consistently present its ongoing results of operations.

(5)

The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. For the quarter end periods the impact of non-cash stock compensation was $0.6 million and $0.7 million in 2022 and 2021, respectively; the impact of intangible amortization was $51 thousand in 2021; and the impact on the restructuring charge reversal was $136 thousand in 2022. For the nine month periods the impact of non-cash stock compensation was $2.0 million and $1.9 million in 2022 and 2021, respectively; the impact of intangible amortization was $32 thousand and $155 thousand in 2022 and 2021, respectively and the impact on the restructuring charge reversal was $168 thousand in 2022.

Page 8 of 8 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 30, 2022	July 1, 2022	October 1, 2021
Revenue Concentration:
(% of total revenue)
Top customer	7%	7%	5%
Top 5 customers	18%	18%	14%
Top 10 customers	26%	26%	24%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,121	1,122	1,075
Total headcount	1,342	1,336	1,283
Days sales outstanding (DSO)	66	59	63
Cash provided by operating activities (in thousands)	$9,789	$18,235	$6,818
Depreciation (in thousands)	$838	$828	$829
Amortization (in thousands)	$—	$10	$259
Capital expenditures (in thousands)	$893	$845	$649

Remaining Plan authorization:
Shares purchased (in thousands)	—	—	113
Cost of shares repurchased (in thousands)	$—	$—	$2,103
Average price per share of shares purchased	$—	$—	$18.68
Remaining Plan authorization (in thousands)	$10,609	$10,609	$11,472

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	3	4	8
Cost of shares purchased (in thousands)	$69	$76	$155
Average price per share of shares purchased	$21.05	$21.24	$19.49